THIS WARRANT IS A CONTINGENT OBLIGATION OF THE COMPANY AND THE COMPANY HAS NO OBLIGATION TO THE HOLDER HEREUNDER, AND THE HOLDER HAS NO RIGHTS OR PRIVILEGES HEREUNDER, UNLESS THE COMPANY FAILS TO CONSUMMATE AN INITIAL PUBLIC OFFERING (AS DEFINED BELOW) ON OR BEFORE OCTOBER __, 2007.

THIS WARRANT SHALL BE NULL AND VOID AND SHALL CEASE TO EXIST WIHOUT ANY FURTHER ACTION AND WITHOUT ANY FURTHER NOTICE AT THE CLOSE OF BUSINESS ON OCTOBER __, 2007 IF THE COMPANY HAS CONSUMMATED AN INITIAL PUBLIC OFFERING ON OR BEFORE OCTOBER __, 2007.

*   *   *

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

No. W-06-003 Dated: April 11, 2006	For the Purchase of 588,235 shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

OF

CAMPUSTECH, INC.

CampusTech, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Smithfield Fiduciary LLC (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before the earlier of 5:00 p.m. on the “Expiration Date”, FIVE HUNDRED EIGHTY-EIGHT THOUSAND TWO HUNDRED THIRTY-FIVE (588,235) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a purchase price per share equal to the “Base Price”, subject to adjustment of the Base Price upon the occurrence of certain events as set forth in Section 2 of this warrant (this “Warrant,” and together with the other Warrants issued pursuant to the Subscription Agreement (the “Subscription Agreement”), dated as of April 11, 2006, between the Company and the Holder, the “Warrants”). The “Expiration Date” shall be April 11, 2011. The “Base Price” initially shall be $0.425 per share. The shares of stock issuable upon exercise of this Warrant, and the aggregate purchase price, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1. Exercise.

1.1 Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the “Notice of Exercise” form appended hereto as Exhibit A, duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company.
1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the Person or Persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

1.3 Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, as follows:

(a)
A certificate or certificates for the number of full shares of Warrant Stock to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.6 hereof.

(b)
In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, providing in the aggregate on the face or faces thereof for the number of shares of Warrant Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

(c)
In the event the shares of the Warrant Stock are duly registered under the Securities Act, at the Holder’s request, the shares purchased hereunder shall be transmitted by the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if the Company is a participant in such system.

1.4 Cashless Exercise. This Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = if the Common Stock is duly registered under the Securities Act, the Closing Sales Price of the Common Stock (as reported by Bloomberg Financial Markets (“Bloomberg”)), or, if the Common Stock is not duly registered under the Securities Act, the fair market value of one share of Warrant Stock on the date immediately proceeding such election;

(B) = the Base Price of this Warrant, as adjusted; and

(X) = the number of shares of Warrant Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For purposes of this Section 1.4 the fair market value of a shares of Warrant Stock shall mean the price per share of Common Stock that the Company could obtain from a willing buyer for a share of Common Stock sold by the Company from authorized but unissued shares, as mutually determined in good faith by the Company’s Board of Directors and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15.

1.5 Exercise Limitations; Holder’s Restrictions. The Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Warrant Stock respect to which the determination of such sentence is being made, but shall exclude the number of shares of Warrant Stock which would be issuable upon exercise of the remaining, nonexercised portion of this Warrant.  To the extent that the limitation contained in this Section 1.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Upon the written or oral request of the Holder, the Company shall within five days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

1.6 Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Warrant Stock reasonably determined by the board of directors of the Company.

1.7 Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days of receipt of the Notice of Exercise, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 2.0% of the product of (A) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1.3. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Notice of Exercise the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

2. Adjustment and Dilutive Issuances; Purchase Rights; Participation Rights.

2.1 Changes in Common Stock. If the Company shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Warrant Stock shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Base Price in effect immediately prior to any such combination, subdivision or dividend or distribution shall, upon the effectiveness of such combination, subdivision or dividend or distribution, be proportionately adjusted.

2.2 Reorganizations and Reclassifications. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held all the Warrant Stock purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Company’s Board of Directors) shall be made in the application of the provisions of this Section 2.2 (including provisions with respect to adjustment of the Base Price), as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

2.3 Merger, Consolidation or Sale of Assets. If the Company shall, directly or indirectly, (i) merge or consolidate with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), (ii) sell all or substantially all of the Company’s capital stock or assets to any other Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination) (each a “Fundamental Transaction”), then (i) the Successor Entity shall assume in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder and (ii) provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto. In any such case, appropriate adjustment (as reasonably determined by the Company’s Board of Directors) shall be made in the application of the provisions of this Section 2.3 (including provisions with respect to adjustment of the Base Price), as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) business days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction, which value shall be determined by use of the Black-Scholes option pricing model.

2.4 Purchase Rights. In addition to any adjustments pursuant to Section 2.5 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

2.5 Subsequent Equity Sales. If the Company, at any time while this Warrant is outstanding, shall sell or grant any Option to purchase its securities, or sell or grant any right to re-price its securities, or otherwise dispose of or issue any Common Stock or any Convertible Securities at an effective price per share less than the then Base Price (such lower per share price, the “New Base Price” and such issuances, collectively, a “New Dilutive Issuance”), as adjusted hereunder, then, the Base Price shall be reduced to equal the New Base Price for any future exercise of the Warrant (i.e., so-called “full ratchet” anti-dilution protection). The Company shall notify the Holder in writing, no later than the five (5) days following the issuance of any New Dilutive Issuance, indicating therein the New Base Price (the “Dilutive Issuance Notice”). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 2.5 in respect of an “Exempt Issuance.” An Exempt Issuance is defined as any and all issuances of Common Stock, or securities convertible into Common Stock, sold, granted or otherwise issued pursuant to (i) an option plan or contractual agreement with the officers, directors, employees, agents, and/or consultants of the Company, and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. Upon each such adjustment of the Base Price hereunder, the number of shares of Warrant Stock shall be adjusted to the number of shares of Common Stock determined by multiplying the Base Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the New Base Price. For purposes of determining the adjusted Base Price under this Section 2.5, the following shall be applicable:

(i)
Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Base Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2.5(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Base Price or number of shares of Warrant Stock shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)
Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Base Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2.5(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Base Price or number of shares of Warrant Stock shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2.5, no further adjustment of the Base Price or number of shares of Warrant Stock shall be made by reason of such issue or sale.

(iii)
Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Base Price and the number of shares of Warrant Stock in effect at the time of such increase or decrease shall be adjusted to the Base Price and the number of shares of Warrant Stock that would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2.5(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2.5 shall be made if such adjustment would result in an increase of the Base Price then in effect or a decrease in the number of shares of Warrant Stock.

(iv)
Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation, then such dispute shall be resolved pursuant to Section 15.

(v)
Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

2.6 Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)
any Base Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Base Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of shares of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and

(b)
the number of shares of Warrant Stock shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of shares of Warrant Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of shares of Warrant Stock calculated in accordance with the first part of this paragraph (b).

2.7 Voluntary Adjustment. The Company may at any time during the term of this Warrant reduce the then Base Price to any amount and for any period of time deemed appropriate by the Company’s Board of Directors.

2.8 Certificate of Adjustment. When any adjustment is required to be made in the Base Price, the Company shall promptly mail to the Holder a “Certificate of Adjustment” setting forth the Base Price and number of shares of Warrant Stock after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

3.
Pre-Emptive Right to Invest. The Company hereby grants to Holder the right of first offer with respect to future sales by the Company of any “New Securities” (as hereinafter defined). The Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. New Securities means any offering of Common Stock, or securities convertible into Common Stock, or debt convertible into Common Stock that is not subject to prior registration with the U.S. Securities and Exchange Commission (the “SEC”).

3.1 Process. Each time the Company proposes to offer any New Securities, the Company shall first make an offering of such New Securities to the Holder as follows:

(a)
The Company shall deliver an irrevocable written notice to the Holder stating (i) its bona fide intention to offer New Securities, (ii) the amount and number of such New Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such New Securities, and (iv) the Holder’s pro rata portion as determined in Section 3.1(c).

(b)
Within seven (7) calendar days after receipt of the Company’s notice, the Holder shall deliver a written notice to the Company electing to purchase, at the price and on the terms specified in the Company’s notice, up to its pro rata portion of such New Securities.

(c)
The Holder’s pro rata portion is equal to the percentage of (A) the sum of the number of shares of Warrant Stock still issuable pursuant to this Warrant and the number of shares of Common Stock issued to and still held by Holder, divided by (B) the total number of shares of Common Stock of the Company outstanding on a fully-diluted basis (i.e., assuming full conversion of all convertible and exercisable securities); provided, however, that in no event shall the Holder’s pro rata portion in the aggregate be less than $3,000,000 of the New Securities.

(d)
Thereafter, for a period of up to one hundred twenty (120) days the Company may offer and consummate a transaction with respect to the remaining New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Company’s notice. After such 120-day period or if there is a material change in the price and/or terms of the New Securities, then the Company shall first re-offer the New Securities or such materially changed New Securities to the Holder as set forth herein.

3.2 Limitations. The right of first offer in this Section 3 shall not be applicable to Exempt Issuances (as defined above). Any Holder, by prior written consent, may waive its rights under this Section 3 and such a waiver shall only apply to the extent specifically set forth. The right of first offer set forth in this Section 3 may not be assigned or transferred, except to (i) a limited partner, general partner or an affiliate of the Holder, (ii) a parent, sibling or lineal descendant of the Holder, (iii) a trust for the benefit of a Holder or a parent, sibling or lineal descendant of the Holder, or (iv) another Holder.

4.	Representations and Warranties and Covenants of the Company.

4.1 The Subscription Agreement has been entered into by the Holder in reliance upon the following representations and covenants of the Company:

(a)
Organization and Qualification. The Company and Campus Tech, Inc. (the “Subsidiary”) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and the Subsidiary is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Warrant, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiary, taken as a whole, or on the transactions contemplated hereby, the Subscription Agreement and the Warrants or by the agreements and instruments to be entered into in connection herewith or therewith (collectively, the “Transaction Documents”), or on the authority or ability of the Company to perform its obligations under the Transaction Documents. Except for the Subsidiary, the Company does not own capital stock or hold an equity or similar interest in any other entity.

(b)
Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the shares Common Stock to the Holder pursuant to the Subscription Agreement (the “Subscription Shares”) and the Warrants (the Subscription Shares and the Warrants, collectively, the “Securities”) in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Warrant Stock issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, dated as of April [ ], 2006, between the Company and the Holder (the “Registration Rights Agreement”)) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Warrant and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Upon consummation of the transactions contemplated by the Transaction Agreement and the Private Placement Memorandum of the Company, dated as of December 1, 2005 (the “Private Placement Memorandum”), the Company shall have received gross proceeds of $3,000,000 in connection with the sale of Common Stock and the Warrants.

(c)
Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Subscription Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the date of the Warrant, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the maximum number of shares Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Stock will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and reservation for issuance and issuance of the Warrant Stock) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 4.1(q)) of the Company or of the Subsidiary, any capital stock of the Company or Bylaws (as defined in Section 4.1(q)) of the Company or of the Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or the Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or the Subsidiary or by which any property or asset of the Company or the Subsidiary is bound or affected.

(e)
Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and the Subsidiary are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)
Acknowledgment Regarding Holder’s Purchase of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Holder is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company further acknowledges that the Holder is not is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s purchase of the Securities. The Company further represents to the Holder that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)
No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h)
No Integrated Offering. None of the Company, the Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. None of the Company, its Subsidiary, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

(i)
Dilutive Effect. The Company understands and acknowledges that the number of shares of Warrant Stock issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Stock upon exercise of the Warrants in accordance with the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)
Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Holder as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Holder’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)
Financial Statements. The financial statements of the Company (the "Financial Statements") included in the Private Placement Memorandum fairly present in all material respects the financial condition and position of the Company at the dates and for the periods indicated; and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods covered thereby, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended. Since the date of the most recent balance sheet included as part of the Financial Statements, there has not been to the Company’s knowledge: (i) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or (ii) any other event or condition of any character that, either individually or cumulatively, would reasonably be expected to have a Material Adverse Effect, except for the expenses incurred in connection with the transactions contemplated by the Transaction Documents.

(l)
Absence of Certain Changes. Since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or the Subsidiary. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $50,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 4.1(r)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)
No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, the Subsidiary or their respective business, properties, prospects, operations or financial condition, that is not reflected in the Financial Statements.

(n)
Conduct of Business; Regulatory Permits. Neither the Company nor the Subsidiary is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor the Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or the Subsidiary, and neither the Company nor the Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)
Foreign Corrupt Practices. Neither the Company, nor the Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or the Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)
Transactions With Affiliates. Except as set forth in the Financial Statements or the Private Placement Memorandum, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or the Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q)
Equity Capitalization. The Private Placement Memorandum sets forth the true and correct capital structure of the Company. Except as contemplated by the Private Placement Memorandum, there have been no changes to the capital structure of the Company since the date of the Private Placement Memorandum. All outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the Private Placement Memorandum: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or the Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional capital stock of the Company or the Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or the Subsidiary; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or the Subsidiary or by which the Company or the Subsidiary is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or the Subsidiary; (v) there are no agreements or arrangements under which the Company or the Subsidiary is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or the Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to redeem a security of the Company or the Subsidiary; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and the Subsidiary have no liabilities or obligations required to be disclosed in the Financial Statements pursuant to GAAP but not so disclosed in the Financial Statements, other than those incurred in the ordinary course of the Company’s or the Subsidiary’s respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(r)
Indebtedness and Other Contracts. Except as disclosed in Financial Statements, neither the Company nor the Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Following the consummation of the transactions contemplated by the Transaction Documents, the Company and the Subsidiary shall not have any outstanding Indebtedness. For purposes of this Warrant: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)
Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or the Subsidiary or any of the Company’s or the Subsidiary’s officers or directors in their capacities as such.

(t)
Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiary are engaged. Neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)
Employee Relations. Neither the Company nor the Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and the Subsidiary believe that their relations with their employees are good. No executive officer of the Company or the Subsidiary (as defined in Rule 501(f) of the Securities Act) has notified the Company or the Subsidiary that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company or the Subsidiary. No executive officer of the Company or the Subsidiary, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or the Subsidiary to any liability with respect to any of the foregoing matters. The Company and the Subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)
Title. The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiary. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary.

(w)
Intellectual Property Rights. The Company and the Subsidiary own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Warrant. The Company does not have any knowledge of any infringement by the Company or the Subsidiary of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or the Subsidiary regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and the Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(x)
Environmental Laws. The Company and the Subsidiary (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)
Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Subsidiary as owned by the Company.

(z)
Tax Status. The Company and the Subsidiary (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa)
Internal Accounting Controls. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

4.2 Use of Proceeds. Except for the application of $500,000 to pay existing Indebtedness, the Company will apply the net proceeds from the sale of the Common Stock pursuant to the Private Placement Memorandum for general corporate purposes.

4.3 Limitation on Indebtedness. Until such time as the Company has consummated an Initial Public Offering, the Company shall not, and shall not permit the Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for any outstanding Indebtedness in an aggregate principal amount in excess of $1,000,000.

5.	Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

5.1 Investment Purpose. The Warrant and the Warrant Stock will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption pursuant to the Securities Act.

5.2Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

5.3 Risk of No Registration. The Holder understands that if the Company does not register the Warrant Stock pursuant to Securities Act, or if a registration statement covering the Warrant Stock is not in effect when it desires to sell the Warrant Stock, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Warrant Stock which might be made by it in reliance upon Rule 144 may be made only in accordance with the terms and conditions of that Rule.

5.4 Unregistered Securities. The Holder acknowledges that the Warrant Stock has not been registered under the Securities Act, as amended, and the rules and regulations thereunder, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering the Warrant Stock and registration or qualification of the Warrant Stock under any applicable “blue sky” or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

5.5 Legend. Certificates delivered to the Holder pursuant to Section 1 shall bear the following legend or a legend in substantially similar form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED, INCLUDING BY A PLEDGE, (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM AND FROM COUNSEL GENERALLY AND REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Warrant Stock upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Warrant Stock are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Warrant Stock may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Warrant Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A of the Securities Act.

6.
Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock so issuable will, when issued, be duly and validly issued and fully paid and nonassessable.

7.
Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8.
Transferability. This Warrant may be offered for sale, sold, transferred or assigned, in whole or in part, without the consent of the Company. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Stock being transferred by the Holder and, if less then the total number of shares of Warrant Stock then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of shares of Warrant Stock not being transferred.

9.	No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10.
Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested.

All notices to the Holder shall be delivered to Holder at:

Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, NY 10019
Tel: 212-287-4720
Fax: 212-751-0755
Attn: Ari J. Storch / Adam J. Chill

All notices to the Company shall be delivered to the Company at:

CampusTech, Inc.
803 Sycolin Road
Suite 204
Leesburg, VA 20175
Tel: 703-777-9110 x110
Fax: 703-777-3871
Attn: Chief Executive Officer

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
666 Third Avenue
Suite 2500
New York, NY 10017
Tel: 212-692-6768
Fax: 212-983-3115
Attn: Ken Koch, Esq.

All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

11.
Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

12.	Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

13.	Governing Law. This Warrant will be governed by and construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

14.
Indemnification. In consideration of the Holder’s execution and delivery of the Subscription Agreement, and acquiring the Subscription Shares and the Warrants thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each other holder of the Common Stock or this Warrant and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock, or (iii) the status of such holder of the Common Stock as an investor in the Company pursuant to the transactions contemplated by Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 14 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

15.
Dispute Resolution. In the case of a dispute as to the determination of fair market value, the Base Price, the Purchase Price or the arithmetic calculation of the number of shares of Warrant Stock, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) business days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of fair market value, the Base Price or the Warrant Stock within three (3) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (a) the disputed determination of fair market value or the Base Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Stock to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

16.	Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(i)
“Closing Bid Price” or “Closing Sale Price” shall mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market (any of the foregoing, the “Trading Market”), as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 15. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(ii)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(iii)
“Initial Public Offering” shall mean the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public in which the Company receives gross proceeds of at least $10,000,000 and which reflects an equity valuation of $50,000,000.

(iv)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(v)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person.

(vi)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(vii)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(viii)
“Trading Day” shall mean any day on which the Common Stock are traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of this 11th of April, 2006.

CampusTech, Inc., a Delaware corporation

By:  /S/ Robert S. Frank
Name: Robert S. Frank
Title: President

EXHIBIT A

NOTICE OF EXERCISE

To: CampusTech, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. W- ), hereby irrevocably elects to purchase   shares of the common stock, par value $0.0001 per share (the “Common Stock”), of CampusTech, Inc., covered by such Warrant. The Holder intends that payment of the Purchase Price shall be made as:

_____ a “cash exercise” with respect to _________________ shares of Warrant Stock; and/or

_____ a “cashless exercise” with respect to _________________ shares of Warrant Stock.

The Company shall deliver to the holder _________________ shares of Warrant Stock in accordance with the terms of the Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

By:  ________________________________

Name: ________________________________
Title: ________________________________
Date: ________________________________